UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

Amendment No. 1 to Employment Agreement of Chairman of the Board

On April 23, 2007, the Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”) approved an amendment (the “Amendment”) to the Employment Agreement dated as of September 20, 2004 (the “Employment Agreement”) of Dennis J. Shaughnessy, the executive Chairman of the Board of FTI. Pursuant to the Employment Agreement, if Mr. Shaughnessy’s employment term expires or earlier terminates other than upon death, disability or termination by FTI for “cause” (as defined in his Employment Agreement), Mr. Shaughnessy will continue to provide services to us as a part-time employee for five years (his transition term), at the request of our chief executive officer or Board, of not more than 500 hours of service per 12-month period at our offices in Maryland. Pursuant to the Amendment, during this transition term, in lieu of his salary, we will pay Mr. Shaughnessy $400,000 per year an increase from the $200,000 per year originally provided by the Employment Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and hereby is incorporated by reference herein.

Compensation of President and Chief Executive Officer

On April 23, 2007, the Compensation Committee approved an increase in the base annual salary of Jack B. Dunn, IV, President and Chief Executive Officer of FTI to $1,375,000 from $1,250,000 effective retroactively to January 1, 2007. On April 23, 2007, the Compensation Committee also approved a performance-based restricted stock award of 26,500 shares to Mr. Dunn pursuant to the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended. The award terms provide that the restricted shares will all vest on April 23, 2010, provided it has been finally determined that the performance goals have been achieved based on the Company’s audited financial statements for the fiscal years ending December 31, 2007, 2008 or 2009. In order for the performance-based equity awards to vest as of that date, specified performance goals must be achieved relating to the following metrics:

•	Consolidated Revenues;

•	EBITDA;

•	Revenues outside of the U.S.; and

•	Leverage Ratio: Net Debt/EBITDA:

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Item 9.01(c) Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 made and entered into as of the 23rd day of April, 2007, to the Employment Agreement dated as of September 20, 2004, by and between FTI Consulting, Inc., a Maryland corporation with its principal executive office in Baltimore, Maryland, and Dennis J. Shaughnessy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 26, 2007	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 made and entered into as of the 23rd day of April, 2007, to the Employment Agreement dated as of September 20, 2004, by and between FTI Consulting, Inc., a Maryland corporation with its principal executive office in Baltimore, Maryland, and Dennis J. Shaughnessy

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